UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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KRONOS INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. § 240.14a-101.

SEC 1913 (3-99)

KRONOS INCORPORATED

297 Billerica Road

Chelmsford, Massachusetts 01824

January 19, 2007

Dear Stockholder:

We cordially invite you to attend our 2007 annual meeting of stockholders, which will be held at 10:00 a.m. on Friday, February 16, 2007 at our offices, which are located at 297 Billerica Road, Chelmsford, Massachusetts 01824.

At this year’s annual meeting, the agenda will include the election of directors, approval of an amendment to our 2002 stock incentive plan, as amended and restated, approval of an amendment to our 2003 employee stock purchase plan, as amended, and the ratification of the selection of our independent registered public accounting firm for fiscal 2007. Please refer to the enclosed proxy statement for detailed information on each of these proposals and other important information about Kronos.

We hope you will be able to attend the annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please complete, sign and return your proxy, or vote by telephone or via the Internet according to the instructions on the proxy card, so that your shares will be voted at the annual meeting.

Sincerely,

MARK S. AIN

Executive Chairman of the Board

KRONOS INCORPORATED

297 Billerica Road

Chelmsford, Massachusetts 01824

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

February 16, 2007

Dear Stockholder:

The annual meeting of stockholders of Kronos Incorporated will be held at 10:00 a.m. on Friday, February 16, 2007, at our corporate headquarters located at 297 Billerica Road, Chelmsford, Massachusetts 01824. The purpose of the annual meeting is to:

1. Elect three class III directors to hold office for the next three years.

2. Approve an amendment to our 2002 stock incentive plan, as amended and restated, to allow for the granting of restricted stock unit awards to non-employee directors in amounts equal to the number of stock options that may be granted to such non-employee directors under such plan.

3. Approve an amendment to our 2003 employee stock purchase plan, as amended, to increase the number of shares of common stock available for issuance thereunder from 1,125,000 to 2,125,000 shares.

4. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year.

Only stockholders of record at the close of business on December 19, 2006 will be entitled to vote at the annual meeting and any and all adjourned sessions thereof. Our stock transfer books will remain open.

To ensure that your vote is recorded promptly, please vote as soon as possible. Most stockholders have three options for submitting their vote. If you are a stockholder of record, you may vote by telephone if you reside in the United States, Canada or the U.S. territories, via the Internet (see the instructions on the proxy card), or by completing, signing and mailing the proxy card in the enclosed postage-paid envelope. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves Kronos significant postage and processing costs. If your shares are held in “street name”, that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

PAUL A. LACY

Secretary

Chelmsford, Massachusetts

January 19, 2007

KRONOS INCORPORATED

297 Billerica Road

Chelmsford, Massachusetts 01824

PROXY STATEMENT

Our board of directors is soliciting your proxy for the annual meeting of stockholders to be held at our corporate headquarters located at 297 Billerica Road, Chelmsford, Massachusetts 01824, on Friday, February 16, 2007 at 10:00 a.m. and at any and all adjourned sessions of the annual meeting.

We are mailing our annual report for the fiscal year ended September 30, 2006, to our stockholders with this notice and proxy statement (including the form of proxy) on or about January 19, 2007.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on December 19, 2006 will be entitled to vote at the annual meeting. The majority of the shares of common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy to have a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy (including shares which abstain, withhold the vote or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the annual meeting. At the close of business on December 19, 2006, we had 31,714,828 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote.

Voting Your Shares and Votes Required

Your vote is very important. If you do not vote your shares, you will not have an impact with respect to the issues to be voted on at this annual meeting. In addition, banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the approval of an amendment to our 2002 stock incentive plan, as amended and restated, which we refer to as the 2002 plan, or the approval of an amendment to our 2003 employee stock purchase plan, as amended, which we refer to as the 2003 ESPP.

In order to be elected as directors, each of the nominees for director must receive a plurality of the votes cast at the annual meeting. Approval of the amendment to the 2002 plan, the amendment to the 2003 ESPP and ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year will each require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the annual meeting.

Shares that abstain from voting on a particular proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular proposal, will not be counted as votes “in favor” of such proposal, and will also not be counted as votes cast or shares voting on that proposal. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a proposal that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a proposal. However, abstentions are considered to be present or represented in determining whether a quorum exists on a given matter.

Submitting Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the director nominees;

•	FOR the amendment to the 2002 plan;

•	FOR the amendment to the 2003 ESPP; and

•	FOR the ratification of the selection of Ernst & Young LLP as our registered public accounting firm.

To ensure that your vote is recorded promptly, please vote as soon as possible. Most stockholders have three options for submitting their vote. You may vote by telephone using the toll-free number printed on the proxy card if you reside in the United States, Canada or one of the U.S. territories, via the Internet (see the instructions on the proxy card), or by completing, signing and mailing the proxy card in the enclosed postage-paid envelope. If you plan to vote by phone or via the Internet, you should have your proxy card in hand as you will need the control number printed on the card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves Kronos significant postage and processing costs.

Stockholders that attend the annual meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the annual meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the annual meeting.

Revoking or Changing Your Proxy

You may revoke or change your proxy at any time before it is voted. For a stockholder “of record”, meaning one whose shares are registered in his or her own name, to revoke or change a proxy, the stockholder may follow one of the procedures listed below.

1. If you voted by telephone, please call the same toll-free number that you used before. Only your last telephone vote will be counted.

2. If you voted via the Internet, please return to the Internet site printed on your proxy card. Only your last Internet vote will be counted.

3. If you voted by returning a signed proxy card, you may:

•	submit another properly signed proxy, which bears a later date;

•	deliver a written revocation to our corporate secretary; or

•	attend the annual meeting or any adjourned session thereof and vote in person.

If you are a beneficial owner of our common stock, and not the stockholder of record (for example your common stock is registered in “street name” with a brokerage firm), you must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke or change a proxy. You should contact the stockholder of record directly for more information on these procedures.

Other Information

We will bear the expense of soliciting proxies and we have retained Morrow & Co., Inc. to assist us in the solicitation of proxies. We expect to pay the firm a fee of $7,500 plus expenses. Our officers and certain other employees, without additional remuneration, may also solicit proxies personally or by telephone, e-mail or other means.

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 may be found on the Internet at our website at www.kronos.com or through the electronic data system of the Securities and Exchange Commission, or the SEC, called EDGAR at www.sec.gov. In addition, we will send any stockholder a free copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2006, as filed with the SEC, except for exhibits, which may be provided at an additional charge.

To receive your copy, please send a written request to the Treasurer, Kronos Incorporated, 297 Billerica Road, Chelmsford, Massachusetts 01824.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of September 30, 2006 by:

•	each person or group known by us to beneficially own more than 5% of our outstanding common stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” below; and

•	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of September 30, 2006 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after September 30, 2006 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of September 30, 2006, there were 31,846,620 shares of common stock issued and outstanding. The address of all of our executive officers and directors is in care of Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
Columbia Wanger Asset Management, L.P. 227 W. Monroe Street, Suite 3000 Chicago, IL 60606	4,607,687	(1)	14.5%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,221,149	(2)	7.0%

FMR Corp 82 Devonshire Street Boston, MA 02109	1,726,146	(3)	5.4%

Aron J. Ain*	255,269	(4)(5)	†

Mark S. Ain*	363,316	(4)	1.1%

W. Patrick Decker*	20,129	(4)	†

Richard J. Dumler*	21,304	(4)	†

David B. Kiser*	7,986	(4)(6)	†

Lawrence J. Portner*	19,837	(4)	†

Samuel Rubinovitz*	14,963	(4)	†

Bruce J. Ryan*	2,887	(4)	†

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding

Mark V. Julien	29,303	(4)	†

Paul A. Lacy	125,778	(4)	†

Joseph R. DeMartino	96,269	(4)	†

Peter C. George	125,850	(4)	†

All current directors and executive officers as a group (15 persons)	1,241,774	(7)	3.8%

*	Director of our company
†	Less than 1% of the shares of total common stock outstanding as of September 30, 2006.
(1)	Based on information provided to us by Columbia Wanger Asset Management, L.P., these shares consist of 2,750,000 shares held by Columbia Acorn Fund; 660,650 shares held by Columbia Acorn USA; 8,800 shares held by Banque du Louvre Multi Select; 39,000 shares held by Fairfax County Employees’ Retirement; 8,000 shares held by FleetBoston Financial Pension Plan; 47,900 shares held by New America Small Caps; 25,000 shares held by Optimum Small Cap; 300,000 shares held by Oregon State Treasury; 99,900 shares held by Wanger Investment Company, portfolio designated Wanger US Smaller Companies; and 668,437 shares held by Wanger US Smaller Companies, a series of Wanger Advisors Trust. Columbia Wanger Asset Management, L.P. acts as investment advisor to each of the registered owners above and as a result, along with its general partner WAM Acquisition G.P. has shared voting authority and dispositive power with the owners above with respect to these shares of common stock.
(2)	Based on information provided to us by T. Rowe Price Associates, Inc., these shares are owned by various individuals and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or vote the securities. T. Rowe Price Associates has sole dispositive power for 2,221,149 shares and sole voting power for 353,750 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims the beneficial ownership of such shares.
(3)	Based solely on information contained in a Schedule 13F, that FMR Corp. filed with the SEC on November 13, 2006, these shares consist of 1,652,720 shares held by FMR Corp. and 73,426 shares held by Fidelity International Limited. The filing indicated that as of September 30, 2006, FMR Corp. had the sole right to vote or to direct the vote of 98,346 shares.
(4)	Includes the following outstanding stock options which may be exercised within 60 days of September 30, 2006: Mr. Aron Ain: 99,250; Mr. Mark Ain: 116,875; Mr. Decker: 9,899; Mr. Dumler: 9,899; Mr. Kiser: 4,836; Mr. Portner: 4,837; Mr. Rubinovitz: 1,463; Mr. Ryan: 1,687; Mr. Julien: 27,425; Mr. Lacy: 114,625; Mr. DeMartino: 85,250; and Mr. George: 96,500.
(5)	Includes 65,219 shares held in the Jacob Ain Trust and 73,352 shares held in the Pearl Ain Trust, of which Mr. Aron Ain is a co-trustee. Mr. Aron Ain expressly disclaims the beneficial ownership of such shares.
(6)	Includes 550 shares held by Mr. Kiser’s spouse and 300 shares held by Mr. Kiser’s minor son.
(7)	Includes outstanding options to purchase 706,446 shares exercisable within 60 days of September 30, 2006.

EQUITY COMPENSATION PLAN INFORMATION As of September 30, 2006

The following table provides information about securities authorized for issuance under our equity compensation plans as of September 30, 2006:

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders (1)	3,495,305	(2)	$39.98	(3)	4,955,070	(4)
Equity compensation plans not approved by Stockholders	—		—		—
TOTAL	3,495,305	(2)	$39.98	(3)	4,955,070	(1)

(1)	Consists of the following equity compensation plans: the 2002 plan and 2003 ESPP. Shares of common stock can only be issued under the 2002 plan and 2003 ESPP.
(2)	Consists of 3,428,905 shares subject to outstanding stock options and 66,400 shares subject to unvested restricted stock units under the 2002 plan. Excludes 323,139 shares issuable or available for issuance under the 2003 ESPP in connection with the current and future offering periods, such shares being included in column (c) of the table.
(3)	Excludes 66,400 shares issuable under unvested restricted stock units, which will be issued at $0.01 per share, the par value of our common stock.
(4)	Consists of (i) 4,631,931 shares available for issuance under the 2002 plan to our officers, directors, employees, consultants and advisors and (ii) 323,139 shares available for issuance under the 2003 ESPP in connection with the current and future offering periods.

PROPOSAL I

ELECTION OF DIRECTORS

Our restated articles of organization and amended and restated by-laws, each as amended to date, provide for the classification of our board into three classes, as nearly equal in number as possible. The class I, class II and class III directors are currently serving until the annual meeting of stockholders that will be held in 2008, 2009 and 2007, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

Our board has fixed the number of directors at eight and the number of class II directors at two. There are currently three class I directors, two class II directors and three class III directors.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of the persons named as nominees below as class III directors for a term of three years, until the annual meeting of stockholders to be held in 2010 and until their respective successors are elected and qualified.

The nominees listed below are currently serving as directors and each of them has indicated that he is willing to continue to serve, if elected. The nominating committee of the board nominated each of the candidates for election. If any of the nominees should become unavailable, the persons named as proxies will vote all proxies received for a substitute nominee designated by the board, unless instructions are given to the contrary. The board has no reason to believe that any of the nominees will become unavailable.

In the section below, we provide the names and biographical information about the three class III nominees and each other member of the board. Information about the number of shares of common stock beneficially owned by each director as of September 30, 2006 appears above under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 4.

Other than Mr. Mark Ain, our executive chairman, and Mr. Aron Ain, our chief executive officer, who are brothers, there are no family relationships among any of our directors, nominees for director and executive officers.

Class III Director Nominees

Terms Expiring in 2010

Aron J. Ain, 49

Chief Executive Officer & Director

Aron J. Ain, who is a brother of our executive chairman Mark S. Ain, was elected to our board of directors in November 2005. Mr. Ain became chief executive officer of our company in October 2005. He served as our executive vice president and chief operating officer from February 2002 until October 2005 with direct responsibility for our engineering and marketing organizations as well as for worldwide sales and service. Previously, he served as our vice president of our sales and service operations from 1988 until February 2002. Mr. Ain joined our company in 1979 and served in various sales and service positions from 1979 until 1988. He received a B.A. from Hamilton College and participated in the executive education program run by the AEA/ Stanford Executive Institute. Mr. Ain is a director of Pragmatech Software Inc. and Unica Corporation.

Richard J. Dumler, 64

Director

Richard J. Dumler has served as our director since 1982. Mr. Dumler has been a general partner at Milestone Venture Partners II L.P., a venture capital partnership, since January 2002. Mr. Dumler has also served as a general partner of Lambda Management, L.P., a venture capital investment company, since 1983, and as vice president of Lambda Fund Management Inc., an investment management company, since 1990.

Samuel Rubinovitz, 77

Director

Samuel Rubinovitz has served as our director since 1985 and as lead Director since August 2002. From 1989 until April 1996, he was a director of PerkinElmer, Inc., a diversified manufacturer of scientific instruments and electronic, optical and mechanical equipment. In January 1994, Mr. Rubinovitz retired from his position as executive vice president of PerkinElmer, a position he had held since 1989. Mr. Rubinovitz is also director of Richardson Electronics, Inc. and LTX Corporation.

Information About Continuing Directors

Class II Directors

Term Expiring in 2009

Mark S. Ain, 63

Executive Chairman of the Board

Mark S. Ain, a founder of our company, has served as our director since our organization in 1977. He became the executive chairman of our board of directors in October 2005. From our organization in 1977 until October 2005, Mr. Ain served as our chief executive officer and chairman of our board. He also served as our president from 1977 through September 1996. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester. Mr. Ain is a director of KVH Industries, Inc., LTX Corporation and the National Board of the American Electronics Association.

David B. Kiser, 60

Director

David B. Kiser served as our director from 1989 to January 1997 and rejoined our board in October 2002. Mr. Kiser is a director with Sage Partners, LLC, a consulting and investment firm specializing in strategic leadership. Before joining Sage in August 2004, he was an independent management consultant and investor.

Class I Directors

Terms Expiring in 2008

W. Patrick Decker, 59

Director

W. Patrick Decker has served as our director since 1997. Mr. Decker retired from our company in October 2002, having served in an advisory capacity to our executive capacity since April 2002. Prior to that, Mr. Decker served as our president and chief operating officer from October 1996 until April 2002. Previously, he served as the vice president of our marketing and field operations from 1982 until October 1996.

Lawrence J. Portner, 70

Director

Lawrence J. Portner has served as our director since 1993. Mr. Portner held the position of vice president of software engineering for Data General Corporation, one of the first minicomputer companies, from June 1992 until he retired in December 1994 and served as a consultant to Data General Corporation from 1988 to June 1992.

Bruce J. Ryan, 63

Director

Bruce J. Ryan has served as our director since August 2005. From December 2003 until June 2004, Mr. Ryan served as the interim chief executive office of InfiniCon Systems (now known as SilverStorm Technologies), a computer hardware and software company, where he was also a director. From February 1998 until October 2001, Mr. Ryan served as executive vice president, chief financial officer and director of Global Knowledge Network. Previously, he was executive vice president and chief financial officer at Amdahl Corporation from 1994 to 1997. Mr. Ryan is also a director at Iona Technologies and KVH Industries, Inc.

CORPORATE GOVERNANCE

The Board and Board Meetings

The board consists of eight directors. The board has determined that each of the directors, with the exception of Messrs. Aron Ain, Mark Ain and Decker, qualify as “independent” as defined by applicable NASDAQ® and SEC rules. In making this determination, the board has concluded that none of these members has a relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Samuel Rubinovitz has served as lead director since August 2002 and presides over meetings of the independent directors.

During the fiscal year ended September 30, 2006, the board held a total of eight meetings. Each director attended at least 75% of the total number of meetings of the board and at least 75% of the meetings of all committees on which he served. Our corporate governance guidelines, which were adopted in August 2004, provide that directors are expected to attend the annual meeting of stockholders. All the directors attended the 2006 annual meeting of stockholders.

Board Committees

The board currently has, and appoints members to, three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each member of these committees is independent as defined by applicable NASDAQ® and SEC rules. Each of the committees has a written charter approved by the board. The current members of the committees are identified below:

Director	Audit		Compensation		Nominating & Corporate Governance
Richard J. Dumler	✓
David B. Kiser	✓				✓
Lawrence J. Portner			✓	(Chair)
Samuel Rubinovitz			✓		✓	(Chair)
Bruce J. Ryan	✓	(Chair)	✓

Audit Committee

The audit committee is composed of three independent directors, Messrs. Ryan, Dumler and Kiser, each of whom meets the independence and financial literacy requirements as defined by applicable NASDAQ® and SEC rules. The audit committee assists the board in its general oversight of our financial reporting, internal controls, legal compliance, ethics programs and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of the registered public accounting firm. The board has determined that Mr. Ryan qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.

The audit committee acts under the terms of a written charter initially adopted in May 2000, which was most recently amended and restated in February 2004. We have posted a copy of the audit committee charter on our website, which is located at www.kronos.com. The audit committee met twelve times during the fiscal year ended September 30, 2006. For more information regarding the audit committee, please refer to the “Report of Audit Committee” beginning on page 13.

Compensation Committee

The compensation committee, which is appointed by the board, is composed of three non-employee, independent directors as defined by applicable NASDAQ® rules. The committee is responsible for establishing and administering the policies that govern both annual compensation and equity ownership. It reviews and approves salaries, bonus and incentive compensation, perquisites, equity compensation, and all other forms of compensation for our executive officers, including the chief executive officer. The compensation committee is also responsible for reviewing and administering our incentive compensation plans, equity incentive programs and other benefit plans. It periodically reviews and makes recommendations to the board with respect to director compensation.

The compensation committee acts under the terms of a written charter adopted in February 2004. We have posted a copy of the compensation committee charter on our website, which is located at www.kronos.com. The compensation committee met ten times during the fiscal year ended September 30, 2006. For more information regarding the compensation committee, please refer to the “Report of Compensation Committee” beginning on page 14.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee, which is appointed by the board, is composed of two independent directors as defined by applicable NASDAQ® rules. The nominating and corporate governance committee identifies individuals qualified to become members of the board, recommends nominees for director to the board, develops and reviews applicable corporate governance principles, reviews and makes recommendations to the board with respect to senior executive succession planning and oversees the evaluation of the board and management.

The nominating and corporate governance committee acts under the terms of a written charter adopted in August 2004. We have posted a copy of the nominating and corporate governance charter on our website, which is located at www.kronos.com. The nominating and corporate governance committee met once during the fiscal year ended September 30, 2006.

Director Candidates

In the event of a vacancy on the board, the process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2008 Annual Meeting” on page 40. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

Communicating with the Independent Directors

Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead director, Mr. Rubinovitz, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director, with the assistance of our general counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Kronos Incorporated Board of Directors, c/o Corporate Secretary, Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. We have posted a current copy of the code on our website, which is located at www.kronos.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ® listing standards concerning any amendments to, or waivers from, any provision of the code.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee are independent directors, and none of them are present or past employees or officers of ours or any of our subsidiaries. No member of the compensation committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our board or compensation committee.

REPORT OF AUDIT COMMITTEE

The audit committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm, with and without management present, to discuss the results of Ernst & Young’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The audit committee has discussed with Ernst & Young that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended September 30, 2006 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2006 for filing with the SEC. The audit committee has recommended to the board the reappointment of Ernst & Young as our registered public accounting firm for the 2007 fiscal year.

By the Audit Committee of the Board of Directors:

Bruce J. Ryan, Audit Committee Chair

Richard J. Dumler, Audit Committee Member

David B. Kiser, Audit Committee Member

REPORT OF COMPENSATION COMMITTEE

The compensation committee is responsible for discharging the responsibilities of the board with respect to the compensation of our executive officers. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer and the executive chairman with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification.

The compensation committee is responsible for administering all of our equity-based plans. The board, however, has authorized the chair of the compensation committee and the executive chairman of the board to grant individual stock awards, up the equivalent of 10,000 stock options, to non-executive employees between scheduled meetings of the compensation committee. The compensation committee also periodically reviews compensation and equity-based plans and makes its recommendations to the board with respect to these areas.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended September 30, 2006 with management. In reliance on the reviews and discussions referred to above, the compensation committee recommended to the board, and the board has approved, that the CD&A be included in the proxy statement for the year ended September 30, 2006 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Lawrence J. Portner, Compensation Committee Chair

Samuel Rubinovitz, Compensation Committee Member

Bruce J. Ryan, Compensation Committee Member

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Different programs are geared to short and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock. We believe that the performance of the executives in managing our company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Overview of Compensation and Process

Elements of compensation for our executives include: salary, bonus, stock incentive awards, health, disability and life insurance, and perquisites. Base salaries are set for our executive officers at the regularly scheduled fall meeting of our compensation committee. At this meeting, our compensation committee also approves and adopts the management incentive plan for the new fiscal year and typically grants stock awards to all of our executive officers and certain other eligible employees.

At the beginning of each fiscal year, it has been the practice of our compensation committee to review the history of all the elements of each executive officer’s total compensation over each of the past five years and compare the compensation of the executive officers with that of the executive officers in an appropriate market comparison group. Typically, the chief executive officer makes compensation recommendations to the compensation committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The executive chairman then makes compensation recommendations to the compensation committee with respect to the chief executive officer, who is absent from that meeting. The compensation committee may accept or adjust such recommendations and also makes the sole determination of the executive chairman’s compensation.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of our compensation committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	performance against corporate and individual objectives for the previous year;

•	difficulty of achieving desired results in the coming year;

•	value of their unique skills and capabilities to support long-term performance of the company;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper compliance and regulatory guidance, and helping to create a cohesive team.

Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our company and our stockholders. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of bonus compensation to reward superior performance against specific short-term goals. We provide non-cash compensation to reward superior performance against specific objectives and long-term strategic goals. Our compensation package for fiscal 2006 ranges from 31% to 39% in cash compensation and 61% to 69% in non-cash compensation, including benefits and equity-related awards, with the exception of the package held by our chief financial officer who was elected to that position in May, 2006. We believe that this formula is competitive within the marketplace and appropriate to fulfill our stated policies.

The following items of corporate performance are taken into account in setting compensation policies:

•	corporate earnings per our financial plan;

•	customer satisfaction; and

•	achievement of our strategic objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Compensation Consultant

Because of discussions surrounding succession planning within our management group, our compensation committee decided to engage the services of a compensation consultant to advise them with respect to the compensation packages of the newly formulated management group.

In September 2005, our compensation committee solicited proposals from three separate compensation consultants and retained the services of Pearl Meyer, who had not before and has not since conducted any business directly with our company. Pearl Meyer was charged, among other things, with conducting a competitive assessment of our executive compensation. In addition to talking to members of our compensation committee, they also contacted certain of our executive officers and other employees in our human resources and legal department to obtain historical data and insight into previous compensation practices. In preparing its analysis, Pearl Meyer utilized two groups of peer companies: their recommended peer group consisting of firms comparable in size and industry to ours; and a peer group, that our company has typically used, consisting of geographically similar technology firms to ours. Their recommendations with respect to base salary, bonus and equity incentive compensation, however, were based on their recommended peer group because the firms included in that group were more similar in size to ours and were more consistent in industry focus. Our compensation committee took their recommendations into consideration when setting base salaries for fiscal 2006 and used them as a basis to making changes to the bonus and equity components of executive compensation for fiscal 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
Aron J. Ain, CEO	2006	$480,000	96,000	—	$873,671	—	—	$9,823		$1,459,494
Mark V. Julien, CFO	2006	203,018	31,875	—	235,700	—	—	3,697		474,290
Mark S. Ain, Executive Chairman	2006	425,000	85,000	—	1,063,956	—	—	55,006	(5)	1,628,962
Paul A. Lacy, President	2006	440,000	88,000	—	855,858	—	—	8,810		1,392,668
Joseph R. DeMartino, Sr. V.P., NA Field Operations	2006	300,000	60,000	—	664,284	—	—	6,396		1,030,680
Peter C. George, Sr. V.P., Engineering and CTO	2006	300,000	60,000	—	652,721	—	—	5,960		1,018,681

(1)	Represents 20% of each executive officer’s base salary as provided for under the terms of the 2006 management incentive plan. Refer below for more details.
(2)	The bonus earned by Mark V. Julien for fiscal 2006 is prorated between the five-month period of fiscal 2006 during which Mr. Julien served as an executive officer and earned bonus compensation under the management incentive plan and the seven-month period of fiscal 2006 prior to that when Mr. Julien was covered under a different incentive plan.
(3)	Refer to Note C, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on December 13, 2006 for the relevant assumptions used to determine the valuation of our option awards.
(4)	Amounts shown include (a) the portion of the health insurance premiums typically paid by an employee but which is paid by us on behalf of our executive officers; (b) the cost of the annual sales incentive trip; and (c) the matching contributions made to the 401(k) savings plan on behalf of the named executive officers.
(5)	Includes $47,591 for estate and tax planning services paid by us on behalf of Mark S. Ain, our executive chairman.

Base Salary

It is the goal of our compensation committee to establish salary compensation for our executive officers based on our company’s operating performance relative to comparable peer companies over a three to five year period. In setting base salaries for fiscal 2006, we reviewed Pearl Meyers recommendations with respect to the salary compensation of officers with comparable qualifications, experience and responsibilities at companies in their recommended peer group. It is not our policy to pay our chief executive officer at the highest level relative to his peers but rather to set his compensation on a basis relative to the other members of our senior management team. We believe that this gives us the opportunity to attract and retain talented managerial employees both at the senior executive level and below.

Bonus

The management incentive plan is designed to reward our executives for the achievement of shorter-term financial goals, principally increases in pre-tax income. It is our general philosophy that management be rewarded for their performance as a team in the attainment of these goals, rather than individually. We believe that this is important to aligning our executive officers and promoting teamwork among them. Hence, unlike most companies in Pearl Meyer’s study who have different bonus percentages for different executive levels, we decided to continue our practice of maintaining the bonus percentages for all our executive officers at the same level. Although each executive officer is eligible to receive an award under the plan, the granting of the awards to any individual or the officers as a group is entirely at the discretion of our committee. The compensation committee may choose to award the bonus or not, and decide on the actual level of the award in light of all relevant factors after completion of the fiscal year.

At the beginning of fiscal 2006, our compensation committee adopted the 2006 management incentive plan. Under the terms of the 2006 management incentive plan, the bonus payable to each executive officer ranged from 20% of each officer’s base salary if we achieved 89.7% of our non-GAAP pre-tax income as set forth in our financial plan for fiscal 2006 to 80% of each executive officer’s base salary if we achieved 110% of our non-GAAP pre-tax income as set forth in our financial plan for fiscal 2006. The target bonus amount for each executive officer was established at 40% of each officer’s fiscal 2006 base salary, which corresponded to our achievement of 100% of our non-GAAP pre-tax income as set forth in our financial plan for fiscal 2006.

Bonuses Awarded

In its discretion our compensation committee decided to award bonuses for fiscal 2006 based solely upon our achievement of non-GAAP pre-tax income performance goals as established in the 2006 management incentive plan, which was previously approved by the compensation committee on November 15, 2005. At our actual achievement level of 91.5% of non-GAAP pre-tax income, each executive officer, with the exception of Mr. Julien, was awarded a bonus equal to 20% of his base salary. The bonus awarded to Mr. Julien, who became an executive officer on May 1, 2006, was pro-rated for that period. In addition, Mr. Julien earned a prorated bonus from the incentive plan in which he participated prior to becoming an executive officer.

Stock Option and Equity Incentive Programs

We intend that our stock award program is the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our stock award program as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating the executive officers to manage our company in a manner that is consistent with the interests of our company and our stockholders. However, because of the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important to us to retain our executive officers and key employees, we realize that it is important that we utilize other forms of equity awards as and when we may deem necessary. In fiscal 2006, we granted restricted stock units to certain eligible employees as we believed that this was a more efficient way to reward them for and motivate them toward superior performance. The compensation committee has decided to extend this practice to all employees including the executive officers in fiscal 2007.

Stock Awards Granted

We grant stock awards to our executive officers and key employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. However, there is no set formula for the granting of awards to individual executives or employees. In each of the past three fiscal years, we have granted on average awards, primarily stock options, to purchase 3.5% of the outstanding shares of our common stock on a fully-diluted basis. Of this amount, less than one quarter has been granted to the named executive officers, and the balance has been granted to other officers, non-employee directors and key employees. During fiscal year 2006, a total of 498 employees and 6 non-employee directors received stock awards to purchase an aggregate of 3.3% of the outstanding shares of our common stock, including the six named executive officers, who received stock options to acquire an aggregate of 270,000 shares or 25.4% of the total options granted in fiscal 2006.

Timing of Grants

Stock awards to our executive officers and other key employees are typically granted annually in conjunction with the review of the individual performance of our executive officers. This review takes place at the regularly scheduled meeting of the compensation committee, which is held in conjunction with the quarterly meeting of our board in November. Because of discussions surrounding the granting of restricted stock units as opposed to stock options to certain of our employees and because of our practice of awarding grants to all recipients on the same date, the fiscal 2006 awards were delayed and not granted until the beginning of December, 2005. It is our compensation committee’s intention to return to the practice of granting annual awards at the time of the compensation committee’s November meeting. Stock awards are granted to our non-employee directors on the date of our annual meeting of stockholders, in accordance with the terms of our 2002 plan. Grants to newly hired employees are effective on the employee’s first day of employment, and to facilitate this practice, the board has authorized the chair of the compensation committee and the executive chairman of the board to grant individual stock awards, up the equivalent of 10,000 stock options, to non-executive employees between scheduled meetings of the compensation committee. The exercise price of all stock options is set at the prior day’s closing price of our common stock on NASDAQ®.

Stock Ownership Guidelines

In October 2003, our board approved stock ownership and retention criteria. Under these guidelines, all of our executive officers and members of the board are required to purchase a minimum of $100,000 worth of our stock, valued at the time of purchase, and to maintain this minimum amount throughout their tenure as an executive officer or as a member of the board. New executive officers and new board members have three years to purchase this minimum amount at the rate of at least one-third per year.

Perquisites

We limit the perquisites that we make available to our executive officers, particularly in light of recent developments with respect to corporate crime and abuse involving perquisites. Our executives are entitled to few benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

The perquisites we provided in fiscal 2006 are as follows. All employees who participated in our 401(k) plan received up to $2,000 in matching funds. All of our named executive officers participated in our 401(k) plan and received matching funds. Each year, we hold a sales incentive trip to reward the top achievers in our sales and service organization. If they so choose, participants may be accompanied by their spouse or a guest. In fiscal 2006, four of our executive officers who led the trip were also accompanied by their spouse, the cost of whose trip we paid for. The tax liability associated with the value of the trip was paid for by our executive officers. Our health and insurance plans are the same for all employees. In general, our employees pay 25% of the health premium due. However, it is our policy to pay the full premium for our executives. In fiscal 2006, we provided estate and tax planning services for Mark S. Ain.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Closing Price of Stock on Grant Date	Grant Date Fair Value of Option Awards (S)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Aron J. Ain, CEO	12/05/05	—	—	—	—	—	—	—	60,000	$48.22	$47.47	$1,026,000
Mark V. Julien, CFO	12/05/05	—	—	—	—	—	—	—	15,000	48.22	47.47	256,500
Mark S. Ain, Executive Chairman	12/05/05	—	—	—	—	—	—	—	50,000	48.22	47.47	855,000
Paul A. Lacy, President	12/05/05	—	—	—	—	—	—	—	55,000	48.22	47.47	940,500
Joseph R. DeMartino, Sr. V.P., NA Field Operations	12/05/05	—	—	—	—	—	—	—	45,000	48.22	47.47	769,500
Peter C. George, Sr., V.P., Engineering and CTO	12/05/05	—	—	—	—	—	—	—	45,000	48.22	47.47	769,500

(1)	The exercise price of the stock option awards is equal to the prior day’s closing price of the common stock as reported by The NASDAQ Global Select Market®.
(2)	Refer to Note C, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on December 13, 2006 for the relevant assumptions used to determine the valuation of our option awards.

The compensation committee granted non-statutory stock options to the executive officers at a previously scheduled meeting, which was held on December 5, 2005, the same date on which they granted stock awards to our other employees. In keeping with our standard policy and practice, the exercise price of the stock options that were awarded was $48.22 per share, the prior day’s closing price of our common stock as reported on The NASDAQ Global Select Market®. The terms of the options provide for vesting in four equal annual installments commencing one year from the date of grant. The options have a life of 4 1/2 years and expire six months after the vesting is complete.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Aron J. Ain, CEO	15,000	15,000	—	$16.57	04/07/2007	—	—	—	—
	29,250	29,250	—	38.81	05/21/2008	—	—	—	—
	12,687	38,063	—	48.21	05/22/2009	—	—	—	—
	0	60,000	—	48.22	06/05/2010	—	—	—	—
Mark V. Julien, CFO	3,750	1,875	—	16.57	04/07/2007	—	—	—	—
	9,000	9,000	—	38.81	05/21/2008	—	—	—	—
	4,150	12,450	—	48.21	05/22/2009	—	—	—	—
	0	15,000	—	48.22	06/05/2010	—	—	—	—
Mark S. Ain, Executive Chairman	0	22,500	—	16.57	04/07/2007	—	—	—	—
	44,250	44,250	—	38.81	05/21/2008	—	—	—	—
	14,000	42,000	—	48.21	05/22/2009	—	—	—	—
	0	50,000	—	48.22	06/05/2010	—	—	—	—
Paul A. Lacy, President	45,000	15,000	—	16.57	04/07/2007	—	—	—	—
	14,625	29,250	—	38.81	05/21/2008	—	—	—	—
	12,687	38,063	—	48.21	05/22/2009	—	—	—	—
	0	55,000	—	48.22	06/05/2010	—	—	—	—
Joseph R. DeMartino, Sr. V.P., NA Field Operations	11,250	0	—	25.16	12/05/2006	—	—	—	—
	11,250	11,250	—	16.57	04/07/2007	—	—	—	—
	21,750	21,750	—	38.81	05/21/2008	—	—	—	—
	9,437	28,313	—	48.21	05/22/2009	—	—	—	—
	0	45,000	—	48.22	06/05/2010	—	—	—	—
Peter C. George, Sr. V.P., Engineering and CTO	33,750	11,250	—	16.57	04/07/2007	—	—	—	—
	21,750	21,750	—	38.81	05/21/2008	—	—	—	—
	9,437	28,313	—	48.21	05/22/2009	—	—	—	—
	0	45,000	—	48.22	06/05/2010	—	—	—	—

(1)	Options become exercisable in four equal annual installments beginning on the first anniversary date of grant
(2)	The expiration date of each option occurs 4 1/2 years after the date of grant of each option

OPTIONS EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Aron J. Ain, CEO	16,876	$395,484	—	—

Mark V. Julien, CFO	5,344	127,837	—	—

Mark S. Ain, Executive Chairman	103,500	2,573,235	—	—

Paul A. Lacy, President	28,688	523,668	—	—

Joseph R. DeMartino, Sr. V.P., NA Field Operations	8,448	169,129	—	—

Peter C. George, Sr. V.P., Engineering and CTO	16,000	290,720	—	—

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $2,000. All our executive officers participated in our 401(k) plan during fiscal 2006 and received matching contributions.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Other Post-Employment Payments

All of our employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us, except in the case of some employees of our foreign subsidiaries. We also do not provide post-employment health coverage or other benefits, except in connection with the retention agreements, details of which are included below under “Retention Agreements”.

Retention Agreements

We have entered into retention agreements with each of our executive officers, including the named executive officers Aron J. Ain, Mark V. Julien, Mark S. Ain, Paul A. Lacy, Joseph R. DeMartino and Peter C. George. The retention agreements generally provide that, if within 12 months following a change in control the executive officer’s employment is terminated for reasons other than for cause (as defined in the retention agreement) or by the executive for good reason (as defined in the retention agreement), we will make a cash payment to the executive officer equal to three times the sum of the executive officer’s highest base salary and highest bonus, received in any year for the five-year period prior to such change in control. If the executive officer’s employment is terminated following 12 months after and within 36 months of a change in control, then the executive will receive a cash payment from us equal to two times the sum of the executive’s highest base salary and highest bonus, received in any year for the five-year period prior to such change in control. The executive has the option to receive this cash payment in one lump sum or in 36 equal monthly installments, with an annual interest rate on the unpaid principal balance equal to the minimum applicable federal rate in effect on the date of termination. The retention agreements also provide that we will continue to provide benefits to each executive for a period of one year after the date of his or her termination. In addition, we will provide outplacement services through one or more outside firms chosen by the executive officer to an aggregate of $12,000. The agreement calls for us to guarantee that the agreements will be assumed by any of our successors. The current agreements expire on October 4, 2007 but are subject to automatic one-year extension unless we give the executive officer prior notification.

Had a change in control occurred during fiscal 2006 and had their employment been terminated on September 30, 2006, the named executive officers would have been eligible to receive the payments set forth in the columns under the heading “Within 12 Months of a Change in Control” in the table below. Assuming the same change in control date set forth in the preceding sentence and had their employment been terminated after 12 months but within 36 months of such change in control, the named executive officers would have been eligible to receive the payments set forth in the columns under the heading “Following 12 Months and Within 36 Months of a Change in Control” in the table below.

POTENTIAL PAYMENTS UNDER RETENTION AGREEMENTS

	Within 12 Months of a Change in Control				Following 12 Months and Within 36 Months of a Change in Control
Name	Salary & Bonus ($)	Benefits ($)(1)	Outplacement Services ($)	Total ($)	Salary & Bonus ($)	Benefits ($)(1)	Outplacement Services ($)	Total ($)
Aron J. Ain, CEO	$2,059,500	$15,342	$12,000	$2,086,842	$1,373,000	$15,342	$12,000	$1,400,342
Mark V. Julien, CFO	763,776	17,147	12,000	792,923	509,184	17,147	12,000	538,331
Mark S. Ain, Executive Chairman	2,523,750	15,342	12,000	2,551,092	1,682,500	15,342	12,000	1,709,842
Paul A. Lacy, President	1,939,500	10,185	12,000	1,961,685	1,293,000	10,185	12,000	1,315,185
Joseph R. DeMartino, Sr. V.P., NA Field Operations	1,425,000	15,342	12,000	1,452,342	950,000	15,342	12,000	977,342
Peter C. George, Sr. V.P., Engineering and CTO	1,452,300	15,342	12,000	1,479,642	968,200	15,342	12,000	995,542

(1)	Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of September 30, 2006 and is valued at the premiums in effect on September 30, 2006.

DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
W. Patrick Decker	22,000	—	102,492	—	—	—	$124,492
Richard J. Dumler	33,000	—	111,916	—	—	—	144,916
David B. Kiser	30,000	—	107,568	—	—	—	137,568
Lawrence J. Portner	29,000	—	111,916	—	—	—	140,916
Samuel Rubinovitz	29,250	—	111,916	—	—	—	141,166
Bruce J. Ryan	33,250	—	51,892	—	—	—	85,142

(1)	Mr. Mark S. Ain and Mr. Aron J. Ain, both directors of our company, have been omitted from this table since they receive no compensation for serving on our board.
(2)	Refer to Note C, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on December 13, 2006 for the relevant assumptions used to determine the valuation of our option awards.
(3)	The grant date fair value of each stock option awarded to our non-employee directors is $114,570,
(4)	The following are the aggregate number of option awards outstanding that have been granted to each of our non-employee directors as of September 30, 2006, the last day of the 2006 fiscal year: Mr. Decker: 26,050; Mr. Dumler: 26,050; Mr. Kiser: 19,300; Mr. Portner: 20,988; Mr. Rubinovitz: 17,614; and Mr. Ryan: 13,450.

Overview of Compensation and Procedures

We review the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies;

•	survey data collected by our human resources department; and

•	information obtained directly from other companies.

In fiscal 2006, we also requested competitive data from Pearl Meyer, our compensation consultant. Based upon specific recommendations from Pearl Meyer, we changed our non-employee compensation structure in July of 2006.

We compensate non-employee members of the board through a mixture of cash and equity-based compensation. Each non-employee director receives a quarterly retainer of $1,250 for his services as a director and $2,750 for each board meeting attended. As of the beginning of the fourth quarter of fiscal 2006, each member of the audit committee and compensation committee receives $2,000 for all telephonic meetings in excess of 45 minutes and for each committee meeting attended that is not held on the same day as or the day before a scheduled board meeting, and $1,000 for each committee meeting which is held on the same day as or the day before a scheduled board meeting. In addition, the chairmen of the audit committee and of the compensation committee receive a quarterly retainer of $1,500 and each member of the audit committee and the compensation committee receives $500 quarterly. The chairman of the nominating and corporate governance committee receives a quarterly retainer of $500. We also reimburse expenses incurred by non-employee directors to attend board and committee meetings. Prior to July 1, 2006, non-employee directors received $1,000 for attending committee meetings that were not held on the same day as a board meeting and were not paid for telephonic meetings or for committee meetings held on the same day as a board meeting. The chairman of the compensation committee received a quarterly retainer of $500 and the members of the compensation committee did not receive a retainer.

On the date of each annual meeting of stockholders, each non-employee director receives an annual stock option grant to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant, so long as that director meets the stock ownership guidelines established by the board. Pursuant to stock ownership and retention guidelines adopted by our board, each director is required to purchase a minimum of $100,000 worth of our stock valued at time of purchase and to maintain this minimum amount of stock ownership throughout his tenure on our board. New directors have three years after their election to the board to purchase this minimum amount at the rate of at least one-third per year.

Pursuant to the terms of the 2002 plan, the number of shares underlying each such annual option grant is 6,750, subject to increase (up to a maximum of 7,500 shares annually) or decrease in the discretion of the board. On February 16, 2006, each non-employee director received a stock option award to purchase 6,700 shares of common stock at an exercise price of $40.23 per share, the prior day’s closing price of our common stock on NASDAQ®.

Directors who are also our employees do not receive cash or equity compensation for service on the board in addition to compensation payable for their service as employees of Kronos.

Certain Relationships

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Although we have not entered into any financial transactions with any immediate family member of a director or executive officer of our company, if we were to do so, any such material financial transaction would need to be approved by our audit committee prior to our company entering into such transaction. A report is made to our audit committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year, if any. Two reportable transactions occurred during fiscal 2006. Jack Rich, the brother-in-law of Mark S. Ain and Aron J. Ain, was employed by our company as a senior member of the technical staff and received annual compensation of approximately $216,800 in fiscal 2006. Amy Brar, a daughter of W. Patrick Decker, a director of our company, worked as the director of corporate strategy and received annual compensation of approximately $141,200 in fiscal 2006. Our audit committee also reviews and approves our proxy statement and the information contained therein.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, or “Section 16(a)”, requires that directors, executive officers and persons who own more than ten percent of any registered class of a company’s equity securities, or “reporting persons”, file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Reporting persons holding our stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports, and written representations from such reporting persons, we believe that, except as follows, all filings required to be made by reporting persons of our stock were timely filed for the year ended September 30, 2006 in accordance with Section 16(a). Mr. Aron Ain, our chief executive officer, failed to file a timely Form 4 with respect to (i) the transfer of 23,352 shares of common stock, 30,000 shares of common stock and 30,000 shares of common stock on April 17, 2006, May 23, 2006 and August 23, 2006, respectively, into and the sale of 10,000 shares of common stock on June 20, 2006 by a trust over which Mr. Ain serves as co-trustee and (ii) the transfer of 15,219 shares of common stock, 30,000 shares of common stock and 30,000 shares of common stock on April 17, 2006, May 23, 2006 and August 23, 2006, respectively, into and the sale of 10,000 shares of common stock on June 20, 2006 by another trust over which Mr. Ain serves as co-trustee. These transactions were reported on a Form 4, which was filed on January 8, 2007. On December 5, 2006, Mr. Paul Lacy, our president, filed a report on a Form 4 that was due to be filed on a Form 5 by November 14, 2006, reporting one transaction of a gift to a charitable organization.

PROPOSAL II

APPROVAL OF AMENDMENT NO. 1 TO 2002 STOCK INCENTIVE PLAN

We believe that our future success and the continued growth in shareholder value depends, in large part, on our ability to attract, retain and motivate key employees with experience and ability, in particular our technical personnel, in today’s intensely competitive market. Participation in the 2002 plan rewards key employees for superior performance by giving them an opportunity to participate in this success. We believe that the stock options that may be granted and other stock-based compensation awards that may be made under the 2002 plan are consistent with the grants and awards made by companies with which we compete for key talent.

Under the 2002 plan, we are currently authorized to grant equity awards to purchase up to an aggregate of 9,000,000 shares of common stock. As of December 30, 2006, 5,363,251 shares of common stock had been issued, or are reserved for issuance, pursuant to awards granted under the 2002 plan to our employees and directors. This is the only stock incentive plan under which we can currently issue any awards, other than the 2003 employee stock purchase plan. Since its initial approval by the stockholders in February 2002, the awards granted under the 2002 plan have been in the form of non-statutory stock options and restricted stock unit awards.

While we believe that stock option awards are still an effective way to compensate our non-employee directors, we also realize that it is important that we utilize other forms of equity awards as and when we may deem necessary. We believe this flexibility is especially important because of the evolution of regulatory, tax and accounting treatment of equity incentive programs. By awarding restricted stock units we would minimize our stock option expense and recoup any such expense already recognized should the non-employee director leave before his term expires. In addition, such awards would be in line with awards already being made internally to our employees and at other similar companies.

Accordingly, on November 16, 2006 our board approved, subject to stockholder approval, an amendment to the 2002 plan to allow for the granting of restricted stock unit awards to non-employee directors in amounts equal to the number of stock options that may be granted to such non-employee directors under the 2002 plan as defined by the share counting formula contained in the 2002 plan.

Our board of directors believes adoption of the amendment to the 2002 stock incentive plan is in the best interests of us and our stockholders and recommends a vote “FOR” the approval of this plan.

Description of the 2002 Stock Incentive Plan, as Amended and Restated

The following is a brief summary of the 2002 plan and this summary is qualified in its entirety by reference to the actual 2002 plan, a copy of which is attached to this proxy statement as “APPENDIX A” and to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s Internet home page (www.sec.gov). In addition, a copy of the 2002 plan may be obtained from our corporate secretary by writing to Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824.

Types of Awards

The 2002 plan provides for the grant of incentive stock options intended to qualify under the code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. We refer to these collectively in this proxy statement as “awards.”

Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price that is at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company). No option may vest in whole or in part prior to the first anniversary of the grant date or have a term of greater than five years. The 2002 plan permits the following forms of payment of the exercise price of options:

•	by cash or check payable to the order of Kronos Incorporated;

•	a “cashless exercise” through a broker supported by an irrevocable and unconditional undertaking by such broker to deliver sufficient funds to pay the applicable exercise price and tax withholding, if any;

•	surrender to us of shares of common stock held by the optionee, subject to the restrictions set forth in the 2002 plan;

•	any combination of these forms of payment.

Director Options. The 2002 plan provides for initial and annual grants of nonstatutory stock options to non-employee members of our board of directors. Upon commencement of service on the board, each non-employee director receives an option grant for 6,750 shares of common stock (subject to increase (up to a maximum of 7,500 shares annually) or decrease in the discretion of the board) and, on the date of each annual meeting thereafter, receives an option grant to purchase an additional 6,750 shares (subject to increase (up to a maximum of 7,500 shares annually) or decrease in the discretion of the board), so long as the director shall have served on the board at least six months. The exercise price of these options will be equal to the closing price of our common stock on the trading date immediately prior to the grant date as reported by NASDAQ and will vest in four equal annual installments beginning on the first anniversary of the grant date. These options have a duration of 4 1/2 years.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Instead of granting awards for restricted stock, the board may grant awards entitling the recipient to receive shares of common stock to be delivered at the time such shares vest. Such awards are referred to as “restricted stock units”. No restricted stock award may vest prior to the first anniversary of such award’s grant date and, with regard to restricted stock awards having time-based vesting, such awards may not vest with respect to more than 33 1/3 % of the shares subject to such award on each anniversary of the grant date.

The compensation committee may determine, at the time of grant, that a restricted stock award made to one of our officers that will vest solely upon achievement of specified performance criteria be designed to qualify for deduction under Section 162(m) of the code. The performance criteria for each restricted stock award intended to so qualify for purposes of Section 162(m) of the code will be based on one or more of the following measures: earnings per share, return on average equity or assets, earnings, earnings growth, revenues, expenses, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, net operating profit after tax, pre-tax and after-tax income or cash flow, and may be absolute in their terms or measured against or in relationship to other companies, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of: extraordinary items, gains or losses on the disposition of discontinued operations, the cumulative effects of changes in accounting principles, the write-down of any asset, and charges for restructuring and rationalization programs. Performance goals may vary by participant and may be different for different awards.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive an amount in cash or our common stock or a combination thereof determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be based solely on appreciation in the fair market value of our common stock or on a comparison of such appreciation with some other measure or market growth such as (but not limited to) appreciation in a recognized market index.

Other Stock-Based Awards. Under the 2002 plan, the board of directors has the right to grant other awards based upon our common stock having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions and the grant of securities convertible into common stock.

Eligibility to Receive Awards

All employees, officers, directors, consultants, advisors and other entities of ours, of our present or future parent or subsidiary corporations or of any other business venture in which we have a significant interest are eligible to be granted awards under the 2002 plan. We refer to holders of 2002 plan awards in this proxy statement as participants. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries. There are currently 9,000,000 shares of common stock reserved for issuance under the 2002 plan. The maximum number of shares with respect to awards that may be granted to any person under the 2002 plan may not exceed 300,000 shares per fiscal year. Each share issued under awards other than options or stock appreciation rights count against the number of shares reserved for issuance as 2.2 shares and shares issued under options or stock appreciation rights count against the shares reserved for issuance on a share-for-share basis. The maximum number of shares with respect to which annual awards, in the form of stock options, may currently be granted to non-employee directors is 7,500 shares, except in the case of newly appointed directors who will receive a grant of up to 7,500 additional shares upon their appointment to the board. If the proposed amendment to our 2002 plan is approved by stockholders, the maximum number of restricted stock units which may be granted to non-employee directors with respect to both annual awards and newly appointed directors will represent 3,409 shares.

Plan Benefits

As of September 30, 2006, approximately 3,400 persons were eligible to receive awards under the 2002 plan, including our nine executive officers and six non-employee directors. Except with regard to awards granted to our non-employee directors discussed above, the granting of awards under the 2002 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On December 30, 2006, the last reported sale price of our common stock on NASDAQ was $36.74.

Since adoption of the 2002 plan in February 2002, the following options have been granted under the 2002 plan to the following persons and groups:

Awardee(s)	No. of Options Granted	No. of RSUs Granted
Named Executive Officers:
Aron J. Ain, Chief Executive Officer	240,500	35,000
Mark V. Julien, Chief Financial Officer and Treasurer	57,100	12,000
Mark S. Ain, Executive Chairman	298,000	17,500
Paul A. Lacy, President	235,500	25,000
Joseph R. DeMartino, Sr. V.P., North American Field Operations	182,500	20,000
Peter C. George, Sr. V.P., Engineering and Chief Technology Officer	180,250	20,000

All Current Executive Officers as a Group	1,468,400	157,500

All Current Directors who are not Executive Officers as a Group	143,700	—

Each Director Nominee
Richard J. Dumler	26,050	—
Samuel Rubinovitz	26,050	—
Each Associate of any of such Directors, Executive Officers or Nominees	—	—
Each Other Person who Received or is to Receive Five Percent of Awards under the 2002 Plan	—	—
All Employees, including all Current Officers who are not Executive Officers, as a Group:	2,899,175	374,700

Administration

The 2002 plan is administered by our compensation committee through a delegation of authority by our board of directors. The compensation committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2002 plan and to interpret the provisions of the 2002 plan. The composition of the compensation committee complies with Section 162(m) of the code and Rule 16-b3 promulgated under the Exchange Act.

Subject to any applicable limitations contained in the 2002 plan, the compensation committee selects the recipients of awards and determines:

•	the number of shares of common stock covered by an award and the dates upon which such award vests and/or becomes exercisable or free of conditions and/or restrictions (subject to the limitations on vesting described above);

•	the exercise price or purchase price of awards (which, with the exception of restricted stock awards, may not be less than 100% of fair market value of the common stock at the time the award was granted); and

•	the duration of an award (which may not exceed 5 years).

If any award expires or is terminated or surrendered, the unused shares of common stock covered by such award will again be available for grant under the 2002 plan, subject, however, in the case of incentive stock options, to any limitations under the code.

Transferability of Options

Awards generally may not be sold, assigned, transferred, pledged or otherwise encumbered by participants, except by will or the laws governing descent. However, with the approval of the board, a participant may transfer a nonstatutory stock option for no consideration to the participant’s immediate family or a trust for the benefit of the participant’s immediate family. In the event of any such transfer the transferee shall remain subject to all the terms and conditions applicable to the stock option agreement.

Forfeiture Provision

In the event that a participant terminates his or her employment for any reason whatsoever and, within twenty-four months for participants in the fields of research and development, engineering, testing, strategic planning or any phase of management or within twelve months for participants in all other fields, such participant:

•	accepts employment with any competitor of, or otherwise engages in competition with us; or

•	attempts to induce, directly or indirectly, any employee of ours to accept employment elsewhere;

our board of directors may require the participant to return, or (if not received) to forfeit, to us the economic value of an award which is realized or obtained (measured at the date of exercise or vesting) by such participant during the twelve months prior to the date of such participant’s termination of employment with us.

Changes in Employment Status

In the event a participant’s employment or service terminates by reason of death, the participant’s legal representatives may exercise his or her award for such number of shares that were vested on the date of death until the earlier of two years following the date of death or the expiration date of the applicable award. If a participant’s employment or service terminates by reason of disability, the participant may exercise his or her award for such number of shares that were vested on the date of termination until the earlier of one year following the date of termination or the expiration date of the applicable award.

In the event a participant’s employment or service to us terminates because the participant retires, the participant may exercise his or her awards for such number of shares as were vested on the date of termination until the earlier of three months following the date of termination or the expiration date of the applicable awards, provided, that, if the retiring participant is at least 60 years of age and has been continuously employed by us for at least 10 years, the participant will be entitled to additional acceleration of vesting and an extended period in which to exercise his or her awards after the termination date, as provided for in the 2002 plan.

In the event a participant’s employment or service terminates for “cause” (as defined in the 2002 plan), all awards then held by the participant shall immediately terminate, provided, that, the board may allow, in its discretion, the participant to exercise his or her awards for such number of shares that were vested on the date of termination for a period of time as determined by the board of directors.

If a participant’s employment or service is interrupted due to a leave of absence (whether paid or unpaid), all awards held by such participant will cease to vest for the period of such leave of absence and will resume vesting upon return of the participant to full employment or service with us.

In the event a participant’s status with us terminates for reasons other than those outlined above, such participant may exercise his or her awards for such number of shares that were vested on the date of such change in status until the earlier of three months after the date of such change in status or the expiration date of the applicable awards.

Adjustments for Changes in Common Stock and Other Events

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization, each award outstanding under the 2002 plan shall be appropriately adjusted to reflect any such event if the board of directors determines in good faith that an adjustment is necessary or appropriate.

In the event of a liquidation or dissolution of us, all unexercised awards shall become immediately exercisable in full and/or free of conditions and restrictions at least 10 business days prior to the effective date of such proposed liquidation or dissolution and, upon the effectiveness of such an event, all remaining outstanding awards shall terminate if not exercised.

Reorganization Events and Change in Control Events

Stock Options. Upon the occurrence of a “reorganization event” (as defined in the 2002 plan), or the execution of an agreement with respect to a reorganization event, all outstanding options will be assumed or an equivalent option substituted by the successor corporation, provided that if such reorganization event also constitutes a “change in control event” (as defined in the 2002 plan) one-half of the unvested shares subject to each option shall become immediately exercisable and the remaining one-half of such shares will continue to vest in accordance with each option’s original vesting schedule. If on or prior to the one year anniversary of a reorganization event, a participant’s employment with us or our succeeding corporation is terminated by such participant for “good reason” (as defined in the 2002 plan) or is terminated by us without cause, all options held by such participant shall become immediately exercisable.

In the event the acquiring or succeeding corporation in a reorganization event does not agree to assume, or substitute for, outstanding options, then the board of directors must either accelerate the options to make them fully exercisable prior to consummation of the reorganization event or provide for a cash out of the value of any outstanding options.

Upon the occurrence of a change in control event that does not also qualify as a reorganization event, the vesting schedule of each outstanding option shall be accelerated in part so that one-half of the unvested shares subject to each option shall become immediately exercisable and the remaining one-half of such shares will continue to vest in accordance with each option’s original vesting schedule.

Restricted Stock. Upon the occurrence of a reorganization event that is not a change in control event, the repurchase and other rights of ours under each outstanding restricted stock award shall inure to the benefit of our successor and shall apply to the cash, securities or other property into which our common stock is converted. Upon the occurrence of a change in control event, except as may be provided in the applicable award, the vesting schedule of all restricted stock awards shall be accelerated in part so that one-half of the unvested shares subject to each restricted stock award shall become immediately free of conditions or restrictions and the remaining one-half of such shares will continue to become free of conditions or restrictions in accordance with each restricted stock award’s original vesting schedule. If on or prior to the one year anniversary of a reorganization event a participant’s employment with us or our succeeding corporation is terminated by such participant for “good reason” (as defined in the plan) or is terminated by us without cause, all restricted stock awards held by such participant shall become immediately free of all conditions and restrictions.

Stock Appreciation Rights; Other Awards. The compensation committee may specify the effect of any reorganization event and/or change in control event with respect to any stock appreciation right or other award at the time such award is granted.

Amendment or Termination

No award may be granted under the 2002 plan after February 7, 2012, the date that is ten years from the date the 2002 plan was first approved by our stockholders, but awards previously granted may extend beyond that date. The compensation committee may at any time amend, suspend or terminate the 2002 plan, except that:

•	no award designated as subject to Section 162(m) of the code by the compensation committee after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders;

•	no amendment may increase the limitations on the number of shares available for grant under the 2002 plan or allow for below market price option awards without stockholder approval;

•	no amendment may amend the limitation on option repricing in the 2002 plan without stockholder approval;

•	no amendment may provide for awards under the 2002 plan other than those currently provided without stockholder approval; and

•	no other changes that require stockholder approval under the applicable NASDAQ rules may be made without stockholder approval.

If our stockholders do not approve the adoption of the proposed amendment to the 2002 plan, the new and/or revised provisions contained in the proposed amendment will not go into effect and we will continue to grant options under the currently existing terms of the 2002 plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards are exempt from, or comply with, Section 409A of the code relating to nonqualified deferred compensation.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our majority owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, whether the award includes a deferred feature and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the code.

PROPOSAL III

APPROVAL OF AMENDMENT NO. 2 TO OUR

2003 EMPLOYEE STOCK PURCHASE PLAN

The board believes that the 2003 ESPP is an important vehicle for providing interested employees, who meet certain eligibility requirements, to acquire an interest in the future of our company.

Under the 2003 ESPP, we are currently authorized to make up to 1,125,000 shares of common stock available for sale to eligible employees. As of December 30, 2006, 801,861 shares had been issued to our employees. We estimate that the remaining 323,139 shares available will not be sufficient to meet our needs until the annual meeting of stockholders in 2008.

Accordingly, on November 16, 2006, the board of directors voted, subject to stockholder approval, to amend the 2003 ESPP to increase from 1,125,000 to 2,125,000 the number of shares available for issuance under the 2003 ESPP (subject to adjustment for certain changes in the company’s capitalization). If the stockholders do not approve the proposed amendment, our ability to make shares available for sale to eligible employees will be significantly curtailed.

The board of directors believes adoption of the amendment to the 2003 ESPP is in the best interests of us and our stockholders and recommends a vote “FOR” the approval of the amendment to the 2003 plan.

Description of the 2003 ESPP

The following is a brief summary of the 2003 ESPP and this summary is qualified in its entirety by reference to the 2003 ESPP, a copy of which is attached to this proxy statement as “APPENDIX B” and to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s Internet home page (www.sec.gov). In addition, a copy of the 2003 ESPP may be obtained from our corporate secretary by writing to Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824.

General

The 2003 ESPP provides a method by which eligible employees of our parent company and certain of our subsidiaries may use voluntary payroll deductions to purchase shares of our common stock. The 2003 ESPP is administered by the compensation committee of the board, which has the authority to make, administer and interpret the regulations, in its sole discretion.

Participation

Participation in the 2003 ESPP is voluntary and is available to all eligible employees who (i) work for us or any designated subsidiary for more than twenty hours per week and for more than five months in the calendar year and (ii) are employed by us or any designated subsidiary on the first day of the applicable plan period (as defined below). Employees who own or are deemed to own 5% or more of the total combined voting power or value of all classes of our stock or our subsidiaries may not participate.

In every twelve-month period, there are two offerings to employees to purchase stock under the 2003 ESPP and each offering remains open for a six-month period, which we refer to as the plan period. The plan periods begin on February 15th and August 15th of each calendar year. Prior to the commencement of each plan period, eligible employees may elect to participate in the 2003 ESPP by authorizing payroll deductions ranging in amount from 2% to a maximum of 10% of their compensation as contributions to the 2003 ESPP.

On the first day of each plan period the participants in the 2003 ESPP are granted an option to purchase shares of common stock on the last business day of that plan period. Employees who are active participants in the

2003 ESPP on the last day of the plan period are deemed to have exercised their options. The option price is equal to 85% of the closing price of our common stock on the last day of the plan period. In no event may an employee acquire more than $25,000 of our common stock in any calendar year (determined at the first business day of each plan period).

Employees may withdraw from the 2003 plan at any time during the plan period, provided that the employee notifies us at least 20 business days before the end of the period. Any employee whose employment terminates during the plan period ceases to be eligible to participate in the 2003 ESPP. In each of these cases, the balance in the employees’ payroll deductions will be refunded and their stock options cancelled. We will not pay interest on any payroll deductions held by us pursuant to the 2003 ESPP.

All awards are non-transferable except in the case of death. Participants may designate in writing the beneficiary who is to receive any stock and/or cash credited to the participant under the 2003 plan in the event of the participant’s death.

Plan Benefits

As of December 30, 2006, approximately 3,200 persons were eligible to participate in the 2003 plan, including nine of our executive officers. Participation in the 2003 ESPP is voluntary and we cannot now determine the number of options (and the resulting number of shares of common stock to be issued upon exercise of such options) to be granted in any plan period to any particular employee.

On December 30, 2006, the last reported sale price of our common stock on NASDAQ was $36.74.

Adjustment for Changes in Common Stock

In the event of a subdivision of the outstanding shares of common stock, or the payment of a dividend in common stock, the number of shares approved for the 2003ESPP and the related share limitations will be increased proportionately. In the event of any other change affecting the common stock, the board may make any adjustment it deems equitable to give proper effect to such event.

Merger and Consolidation

In the event of a merger or consolidation in which our stockholders prior to such transaction continue to hold at least 80% of our capital stock after the transaction, which we refer to as continuity of control, the holder of each outstanding option will be entitled to receive the securities or property which a holder of common stock was entitled to receive at the time of the merger or consolidation.

In the event of a merger or consolidation which does not involve continuity of control or in the event of the sale of all or substantially all of our assets while unexercised options remain outstanding under the 2003 ESPP, after the effective date of the transaction, on exercise of that option, each holder of an outstanding option will be entitled to receive shares of such stock or other securities as the holders of shares of common stock were entitled to receive; or all outstanding options may be cancelled by the board prior to the transaction and all payroll deductions refunded to the participating employees; or all participating employees will be given notice of the right to exercise their option in full based upon the payroll deductions in their accounts as of a date to be determined by the board and all remaining outstanding options may be cancelled by the board on the effective date of the transaction.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the 2003 ESPP and with respect to the sale of common stock acquired under the 2003 ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards are exempt from, or comply with, Section 409A of the code relating to nonqualified deferred compensation.

Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 2003 ESPP or upon purchasing shares of common stock at the end of a plan period. Instead, if a participant sells common stock acquired under the 2003 ESPP at a sale price that exceeds the price at which the participant purchased the common stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the common stock over the price at which the participant purchased the common stock. A portion of that taxable income will be compensation income, and a portion may be capital gain.

If the participant sells the common stock more than one year after acquiring it and more than two years after the date on which the offering commenced, which we refer to as the grant date, then the participant will be taxed as follows. If the sale price of the common stock is higher than the price at which the participant purchased the common stock, then the participant will recognize compensation income in an amount equal to the lesser of: (i) fifteen percent of the fair market value of the common stock on the grant date and (ii) the excess of the sale price of the common stock over the price at which the participant purchased the common stock.

Any further income will be long-term capital gain. If the sale price of the common stock is less than the price at which the participant purchased the common stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the common stock over the sale price of the common stock.

If the participant sells the common stock within one year after acquiring it or within two years after the grant date, which we refer to as a disqualifying disposition, then the participant will recognize compensation income in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the price at which the participant purchased the common stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the common stock over the fair market value of the common stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the sale price of the common stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the common stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the common stock for a shorter period.

Tax Consequences to Us. The offering of common stock under the 2003 ESPP will have no tax consequences to us. Moreover, in general, neither the purchase nor the sale of common stock acquired under the 2003 ESPP will have any tax consequences to us except that we will be entitled to a business-expense deduction when a participant has any compensation income upon making a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the code.

Amendment or Termination of the 2003 ESPP

The board may at any time amend the 2003 ESPP, except in the case where stockholder approval is required under Section 423 of the code. The 2003 ESPP may be terminated at any time by the board. Upon termination of the 2003 ESPP all amounts in the accounts of the participants will be refunded promptly.

PROPOSAL IV

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board, on the recommendation of the audit committee, has selected the firm of Ernst & Young LLP as our registered public accounting firm for fiscal 2007. Ernst & Young has served as our registered public accounting firm since 1979. Although stockholder approval of the board’s selection of Ernst & Young is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider its selection of Ernst & Young.

Representatives of Ernst & Young are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Our board recommends a vote “FOR” the approval of Ernst & Young as our registered public accounting firm for the fiscal year ending September 30, 2007.

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees of Ernst & Young, our registered public accounting firm, billed to us for each of the last two fiscal years:

Fee Category	FY 2006	FY 2005
Audit Fees(1)(5)	$1,028,050	$964,000
Audit-Related Fees(2)(5)	194,950	—
Tax Fees(3)(5)	19,000	139,000
All Other Fees(4)(5)	—	—
Total Fees	$1,242,000	$1,103,000

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements and which are not reported under “Audit Fees”. In 2006, these services related to tax and financial due diligence services with respect to the Unicru, Inc. acquisition.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to assistance with and review of our foreign tax filings and assistance with our tax provision preparation and related disclosures, accounted for $19,000 of the total tax fees billed in fiscal 2006 and $24,000 of the total tax fees billed in fiscal 2005. Tax advice and tax planning services related to the periodic research of and consultation on matters that arose during the fiscal year, including assistance with the company’s acquisition and transfer pricing activities that were undertaken in fiscal 2005. These fees accounted for $0 of the total fees billed in fiscal 2006 and $115,000 of the total tax fees billed in fiscal 2005.
(4)	In fiscal 2006 and 2005, there were no fees billed for services other than those described above.
(5)	All fees set forth in the table were approved by our audit committee.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specific types of services that are expected to be provided by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

The committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by our registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chairman of the committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairman’s judgment it is considered appropriate, to call a special meeting of the committee for that purpose.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: Kronos Incorporated, 297 Billerica Road, Chelmsford, Massachusetts 01824, Attention: Secretary or by calling Kronos at (978) 250-9800. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2008 ANNUAL MEETING

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2008 annual meeting of stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 297 Billerica Road, Chelmsford, MA 01824, no later than September 21, 2007.

Our amended and restated by-laws also establish an advance notice procedure for stockholders who wish to nominate candidates for election as directors. We must receive a notice regarding stockholder nominations for director at our corporate headquarters not less than 60 days nor more than 90 days prior to the applicable stockholder meeting, provided, however, that in the event we do not publicly announce the date of the applicable annual meeting by mail, press release or otherwise more than 70 days prior to the meeting, we must receive the notice no later than the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination, all as set forth in the amended and restated by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements. We have not publicly announced the date of the 2007 annual meeting prior to the mailing of this notice and proxy statement. Accordingly, an appropriate notice from a stockholder regarding nominations for director to be acted on at the 2007 annual meeting must be received within ten days of this mailing.

Any stockholders wishing to submit proposals intended to be presented at our 2008 annual meeting of stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 or are not stockholder nominations of candidates for election as directors must ensure that they are received by us not later than December 5, 2007. The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal not timely submitted to us.

By Order of the Board of Directors,

PAUL A. LACY

Secretary

January 19, 2007

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR TO VOTE BY TELEPHONE OR VIA THE INTERNET (SEE INSTRUCTIONS ON THE PROXY CARD). A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

KRONOS INCORPORATED

2002 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2002 Stock Incentive Plan (the “Plan”) of Kronos Incorporated, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants, advisors and other entities are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan shall be deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to a committee or sub-committee of the Board (a “Committee”). Such Committee shall consist of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16-b3 promulgated under the Exchange Act. All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or a single member of the Board referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or board member.

(c) Delegation to a Single Member of the Board. To the extent permitted by applicable law, the Board may delegate to a single member of the Board the power to grant Awards to employees of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such Board member (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the Board member may grant; provided further, however, that the Board member shall not be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officers” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 13, Awards may be made under the Plan for up to 9,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires, is terminated, is canceled or is surrendered without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan shall consist of authorized but unissued shares.

(b) Share Counting Formula. Solely for the purpose of applying the limitation in this Section 4(a):

(1) each Stock Option and Stock Appreciation Right granted under this plan shall reduce the number of shares available for grant by one share for every one share granted.

(2) each Award granted under this plan other than a Stock Option or a Stock Appreciation Right shall reduce the number of shares available for grant by 2.2 shares for every one share granted.

(c) Sub-Limits. Subject to adjustment under Section 13, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 300,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(c)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The maximum number of shares with respect to which annual Awards may be granted to directors who are not employees of the Company at the time of grant shall be 7,500, except in the case of newly appointed directors who will receive a grant of up to 7,500 additional shares upon their appointment to the Board.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Kronos Incorporated, any of Kronos Incorporated’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 11(e), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement provided, however, that the exercise price shall be not less than

100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

(d) Vesting and Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable agreement provided, however, that no Option shall vest in whole or in part before the first anniversary date of grant of that Option and no Option will be granted for a term in excess of 5 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery; and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; or

(4) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in this Section 5 or in Section 2.

6. Director Options.

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 6,750 shares of Common Stock (subject to adjustment under Section 13).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 6,750 shares of Common

Stock (subject to adjustment under Section 13); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market® or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant, (ii) vest in four equal installments beginning on the first anniversary of the date of grant, provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service, (iii) expire on the earlier of 4 1/2 years from the date of grant or three months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d) Board Discretion. The Board shall have the specific authority to from time to time increase or decrease the number of shares subject to options granted under this Section 6, subject to the provisions of Section 4(c)(2).

7. Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award, but in no case will it become exercisable in whole or in part before the first anniversary date of grant of the Award and no SAR Award will be granted for a term of more than 5 years.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8. Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”). (Restricted Stock and Restricted Stock Units are referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price.

(c) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall not vest before the first anniversary of the date of grant and no more than 33 1/3% shall vest on each anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest before the first anniversary of the date of grant. This subsection (8)(c)(1) shall not apply to Awards granted pursuant to Section 11(h).

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

9. Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

10. Changes in Employment or Status

(a) Termination by Death. If any Participant’s employment or service to the Company or its subsidiaries terminates by reason of death, any Award to the extent exercisable immediately prior to date of death may be exercised by the legal representative or legatee of the Participant until the earlier of the second anniversary of the date of death or the original expiration date of the Award. The Board, in its sole discretion, may accelerate the vesting provisions of any outstanding options held by the participant immediately prior to the date of death.

(b) Termination by Reason of Disability. If any Participant’s employment or service to the Company or its subsidiaries terminates by reason of disability, any Award to the extent exercisable on the date of termination may be exercised by the Participant until the earlier of the first anniversary of the date of termination or the original expiration date of the Award.

(c) Termination by Reason of Retirement. If any Participant’s employment with the company or its subsidiaries terminates by reason of Retirement, any Award to the extent exercisable on the date of termination may be exercised by the Participant until the earlier of three (3) months from the date of termination or the original expiration date of the Award.

Notwithstanding the foregoing, a Participant who is at least sixty (60) years of age and has been in continuous employment with the Company for at least ten (10) years, shall have the privilege of accelerated vesting and an extended exercise period (neither of which may exceed the original expiration date of the Award) according to the following schedule:

Years of Employment In the Company	Years of Accelerated Vesting	Years to Exercise
10 years or more .	1 year	2 years
15 years or more .	2 years	3 years
20 years or more .	3 years	3 years
25 years or more .	4 years	4 years

The Retiree must give written notice of Retirement and have a signed Proprietary Rights and Confidentiality Agreement on file with the Company.

(d) Termination for Cause. If any Participant’s employment or service to the Company or its subsidiaries is terminated for Cause, any Award held by such Participant shall terminate immediately; provided that the Board may, at its sole discretion, allow the exercise of the Award by the Participant to the extent exercisable on the date of termination until the earlier of one month from the date of termination or the original expiration date of the Award.

(e) Leave of Absence. If any Participant’s employment with the Company is interrupted by reason of a leave of absence, whether paid or unpaid, any Award held by the Participant shall cease to vest during such leave of absence and will resume vesting upon the Participant’s return from such leave. The original expiration date of the Award shall in no way be affected.

(f) Other Termination. Unless otherwise determined by the Board, if a Participant’s status with the Company or its subsidiaries terminates for any reason other than death, disability, retirement, cause or leave of absence, any Awards to the extent exercisable on the date of termination or change of status may be exercised by the Participant until the earlier of three (3) months from the date of termination or change of status or the original expiration date of the Award.

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as otherwise provided in this paragraph 11(a), Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the

Participant, shall be exercisable only by the Participant or, in the event of a Participant’s incapacity, his or her guardian or legal representative. However, the Participant, with the approval of the Board, may transfer a Nonstatutory Stock Option for no consideration to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family, as defined in Rule 16a- 1(e) of the Exchange Act. The transferee shall remain subject to all the terms and conditions applicable to the Stock Option. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise), as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(e) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that (i) the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, except for adjustments pursuant to paragraph 13 (“Adjustments for Changes in Common Stock and Certain Other Events”), the exercise price for any outstanding Award granted under the Plan may not be decreased after the date of grant nor may any outstanding Award under the Plan be surrendered to the Company as consideration for the grant of a new Award with a lower exercise price.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. Except as otherwise provided in Section 5(d) and 8(c), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(h) Performance Conditions.

(1) This Section 11(h) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the Compensation Committee”).

(2) Notwithstanding any other provision of the Plan, if the Compensation Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Compensation Committee may provide that this Section 11 (h) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 11(h), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation

Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow, or (q) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 11(h), the Compensation Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 11(h) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 1 62(m)(4)(C) of the Code, or any successor provision thereto.

12. Forfeiture Provision

In the event that a Participant terminates his or her employment with the Company or any of its subsidiaries for any reason whatsoever, and within twenty four (24) months for a Participant in the fields of research and development, engineering, testing, strategic planning or any phase of management or within twelve (12) months for a Participant in all other fields (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) attempts directly or indirectly to induce any employee of the Company to accept employment elsewhere, the Board of Directors, in its sole discretion, may require the Participant to return, or (if not received) to forfeit, to the Company the economic value of an Award which is realized or obtained (measured at the date of exercise or vesting) by such Participant during the twelve (12) months prior to the date of such Participant’s termination of employment with the Company. Nothing herein shall limit any other remedies that may be available to the Company under any other agreement(s).

13. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(c), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 5 and Section 6, (iv) the shares and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

(c) Reorganization and Change in Control Events

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or is cancelled;

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction;

(iii) any liquidation or dissolution of the Company.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 1 3(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 25% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(c) “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

(d) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2) Effect on Options

(a) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Reorganization Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(b) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Stock Appreciation Rights and Other Stock Unit Awards

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

14. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m); (ii) no amendment may increase the limitations on the number of shares set forth in paragraph 4(a) or decrease the minimum Option exercise price set forth in paragraph 5(c) unless such amendment shall have been approved by the Company’s stockholders; (iii) the provisions relating to Option repricing in paragraph 11(e) may not be amended unless such amendment shall have been approved by the Company’s stockholders; (iv) no other type of Award other than those provided under the Plan may be awarded unless such amendment shall have been approved by the Company’s stockholders and (v) no other changes that require stockholder approval under the rules of the NASDAQ National Market, Inc.® may be made unless approved by the Company’s stockholders. In addition, if at any time the approval of the Company’s stockholders is required as to any modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

Approved by the Board of Directors on November 15, 2005

Approved by the Stockholders on February 16, 2006

AMENDMENT #1 TO THE KRONOS INCORPORATED

2002 STOCK INCENTIVE PLAN

The 2002 Stock Incentive Plan, as amended and restated (the “2002 Plan”), of Kronos Incorporated (the “Company”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the 2002 Plan):

1. The following subsection (e) shall be added to Section 6:

“Notwithstanding the foregoing, the Company may, at the election of the Board, grant Restricted Stock Awards (as defined below) to members of the Board in lieu of the Nonstatutory Stock Options provided for in this Section 6, subject to the limitations set forth in Section 4(c)(2). Such Restricted Stock Awards shall have the same terms and vesting provisions as set forth in Section 8.”

Except as aforesaid, the 2002 Plan shall remain in full force and effect.

Approved by the Board of Directors on November 16, 2006

APPENDIX B

KRONOS INCORPORATED

2003 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Kronos Incorporated (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “common stock”), commencing on August 15, 2003. One million, one hundred and twenty five thousand (1,125,000) shares of common stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1.    Administration.

The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, and its interpretation and decisions with regard thereto shall be final and conclusive.

2.    Eligibility.

All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase common stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;

(b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any Designated Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.    Offerings.

The Company will make two annual offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin on February 15 and August 15 (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of common stock at the end of the Plan Period.

4.    Participation.

An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding an ESPP Election Form to the Company’s Human Resources Department at least 5 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, the employee’s deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means gross wages including salary, bonus and commissions as reflected on the employee’s pay stub, excluding car allowances, reimbursement for relocation and business expenses, income or gains on the exercise of Company stock options or stock appreciation rights, gifts and awards.

5.    Deductions.

The Company will maintain payroll deduction accounts for all participating employees. An employee may authorize a payroll deduction (in whole percentages) of not less than 2% and not more than 10% of the Compensation he or she receives during the Plan Period. Any change in compensation during the Plan Period will result in an automatic corresponding change in the dollar amount withheld.

6.    Deduction Changes.

An employee may not increase or decrease his or her payroll deduction during any Plan Period. However, an employee may increase or decrease his or her payroll deduction for a future Plan Period, by completing and forwarding an ESPP Election Form to the Company’s Human Resources Department at least 5 days prior to the applicable Offering Commencement Date.

7.    Interest.

Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.    Withdrawal of Funds.

An employee may for any reason withdraw from participation in the Plan Period, provided that the employee notifies the Payroll Department 20 business days prior to the end of the Plan Period. Any balance accumulated in the employee’s account at the time of the withdrawal will be refunded to the employee. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions set forth in paragraph 4 above.

9.    Purchase of Shares.

On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of common stock of the Company as does not exceed $12,500.

Notwithstanding the above, no employee may be granted an Option (as defined in Section 9) which permits the employee rights to purchase common stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such common stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

The purchase price for each share purchased will be 85% of the closing price of the common stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be the closing price on any national securities exchange on which the common stock is listed. If no sales of common stock were made on such a day, the price of the common stock for purposes set forth above shall be the reported price for the preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of common stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of common stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.    Establishment of Brokerage Account.

By enrolling in the Plan, each participating employee will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm to be approved by the Committee.

11.    Rights on Retirement, Death or Termination of Employment.

In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.    Optionees Not Stockholders.

Neither the granting of an Option to an employee nor the deductions from an employee’s pay shall constitute such employee a stockholder of the shares of common stock covered by an Option under this Plan until such shares have been purchased by and issued to the employee.

13.    Rights Not Transferable.

Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.    Application of Funds.

All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.    Adjustment in Case of Changes Affecting Common Stock.

In the event of a subdivision of outstanding shares of common stock, or the payment of a dividend in common stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the common stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.    Merger.

If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the common stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of common stock, shares of such stock or other securities as the holders of shares of common stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to the participating employee’s account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.    Amendment of the Plan.

The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval; (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code; and (c) no amendment may increase the aggregate number of shares of common stock made available under the Plan without the approval of the Company’s stockholders.

18.    Insufficient Shares.

In the event that the total number of shares of common stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19.    Termination of the Plan.

This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.    Governmental Regulations.

The Company’s obligation to sell and deliver common stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the common stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21.    Governing Law.

The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

22.    Issuance of Shares.

Shares may be issued upon exercise of an Option from authorized but unissued common stock, from shares held in the treasury of the Company, or from any other proper source.

23.    Notification upon Sale of Shares.

Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.    Withholding.

Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

25.    Notification upon Sale of Shares.

Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

26.    Withholding.

Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

27.    Effective Date and Approval of Shareholders.

The Plan shall take effect on August 15, 2003 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

      Adopted by the Board of Directors on October 31, 2002

      Approved by the Stockholders on February 6, 2003

AMENDMENT NO. 1 TO THE KRONOS INCORPORATED

2003 EMPLOYEE STOCK PURCHASE PLAN

Section 9 of the 2003 Employee Stock Purchase Plan is hereby amended to remove the look-back provision and to stipulate that the purchase price will be 85% of the closing price of the common stock on the last business day of the period.

Adopted by the Board of Directors on August 2, 2005

AMENDMENT NO. 2 TO THE KRONOS INCORPORATED

2003 EMPLOYEE STOCK PURCHASE PLAN

The 2003 Employee Stock Purchase Plan, as amended (the “2003 ESPP”), of Kronos Incorporated (the “Company”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the 2003 ESPP):

1.	The second sentence of the introductory paragraph of the 2003 ESPP shall be deleted in its entirety and replaced with the following:

“Two million, one hundred and twenty five thousand (2,125,000) shares of common stock in the aggregate have been approved for this purpose.”

Except as aforesaid, the 2003 ESPP shall remain in full force and effect.

Adopted by the Board of Directors on November 16, 2006

ê PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

Proxy — Kronos Incorporated

Proxy for the Annual Meeting of Stockholders

To Be Held on February 16, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Aron J. Ain and Paul A. Lacy, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Kronos Incorporated which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at the corporate headquarters located at 297 Billerica Road, Chelmsford, Massachusetts on Friday, February 16, 2007 at 10:00 a.m., or any adjourned sessions thereof. Each of the proposals contained in this proxy for approval by the stockholders has been proposed by Kronos, and none of the proposals contained in this proxy is conditioned upon the approval of any other proposal.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

ê PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. To elect the following persons as Class III directors (except as marked below):	+

	For	Withhold				For	Withhold		For	Withhold

01 - Aron J. Ain	☐	☐	02 - Richard J. Dumler			☐	☐	03 - Samuel Rubinovitz	☐	☐

			For	Against	Abstain					For	Against	Abstain

2. To approve an amendment to our 2002 stock incentive plan, as amended and restated.			☐	☐	☐	3. To approve an amendment to our 2003 employee stock purchase plan as amended.				☐	☐	☐

4. To ratify the selection of Ernst & Young LLP as our registered public accounting firm for the 2007 fiscal year.			☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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